                                                                Exhibit 4 (tttt)

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              PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT

                     Merrill Lynch Preferred Funding, L.P. VI

                          Dated as of ________ __, 1999

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                                TABLE OF CONTENTS

                                                                            Page
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
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.   Definitions....................................................2

                                   ARTICLE II
                                    GUARANTEE

SECTION 2.1.   Guarantee......................................................3
SECTION 2.2.   Waiver of Notice and Demand....................................3
SECTION 2.3.   Obligations Not Affected.......................................3
SECTION 2.4.   Rights of Holders..............................................4
SECTION 2.5.   Guarantee of Payment...........................................5
SECTION 2.6.   Subrogation....................................................5
SECTION 2.7.   Independent Obligations........................................5

                                   ARTICLE III
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1.   Limitation of Transactions.....................................5
SECTION 3.2.   Ranking........................................................6

                                   ARTICLE IV
                                   TERMINATION

SECTION 4.1.   Termination....................................................7

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1.   Successors and Assigns.........................................7
SECTION 5.2.   Amendments.....................................................7
SECTION 5.3.   Consolidations and Mergers.....................................7
SECTION 5.4.   Notices........................................................8
SECTION 5.5.   Benefit........................................................8
SECTION 5.6.   Governing Law..................................................8

              PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT

            This PARTNERSHIP PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Partnership Guarantee"), dated as of _______ __, 1999, is executed and delivered by Merrill Lynch & Co., Inc., a Delaware corporation (the "Guarantor"), for the benefit of the holders from time to time of the Partnership Preferred Securities (as defined below).

            WHEREAS, pursuant to an Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), dated as of the date hereof, of Merrill Lynch Preferred Funding VI, L.P., a Delaware limited partnership (the "Issuer"), the Issuer may issue a single series of limited partner interests in the Issuer (the "Partnership Preferred Securities");

            WHEREAS, pursuant to the Partnership Agreement, the proceeds received by the Issuer from the issuance and sale of the Partnership Preferred Securities will be invested by the Issuer in the Affiliate Investment Instruments and Eligible Debt Securities (each as defined in the Partnership Agreement); and

            WHEREAS, the Guarantor, as incentive for the Holders (as defined herein) to purchase Partnership Preferred Securities, desires hereby irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the purchase by each Holder of Partnership Preferred Securities, which purchase the Guarantor hereby acknowledges shall directly or indirectly provide at least some material benefit to the Guarantor, the Guarantor executes and delivers this Partnership Guarantee for the benefit of the Holders.

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1. Definitions

            As used in this Partnership Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

            "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

            "Finance Subsidiary" means any wholly-owned subsidiary of the Guarantor the principal purpose of which is to raise capital for the Guarantor by issuing securities that are guaranteed by the Guarantor and the proceeds of which are loaned to or invested in the Guarantor or one or more of its affiliates.

            "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Partnership Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), payable out of funds legally available therefor at such time, with respect to any Partnership Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination or liquidation of the Issuer, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment out of funds legally available therefor and (b) the amount of assets of the Issuer after satisfaction of all liabilities remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

            "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Partnership Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Partnership Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not apply to Partnership Preferred Securities owned beneficially by the Guarantor or any Affiliate of the Guarantor.

            "Rights Agreement" means the Amended and Restated Rights Agreement dated as of December 2, 1997 between the Guarantor and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company), or any successor to such Rights Agreement.


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

            "Senior Indebtedness" means any payment in respect of indebtedness of the Guarantor for money borrowed, except for any such indebtedness that is by its terms subordinated to or pari passu with the debt instrument of the Guarantor purchased by the Partnership (the "Company Debenture"), as the case may be.

                                   ARTICLE II
                                    GUARANTEE

SECTION 2.1. Guarantee

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments, as and when due (without duplication of amounts theretofore paid by the Issuer), regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2. Waiver of Notice and Demand

            The Guarantor hereby waives notice of acceptance of this Partnership Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3. Obligations Not Affected

            The obligations, covenants, agreements and duties of the Guarantor under this Partnership Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                        (a) the release or waiver, by operation of law or
                  otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Partnership Preferred Securities to be performed or observed by the Issuer;

                        (b) the extension of time for the payment by the Issuer
                  of all or any portion of the distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Partnership Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Partnership Preferred Securities;


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

                        (c) any failure, omission, delay or lack of diligence on
                  the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Partnership Preferred Securities;

                        (d) the voluntary or involuntary liquidation,
                  dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                        (e) any invalidity of, or defect or deficiency in, the
                  Partnership Preferred Securities;

                        (f) the settlement or compromise of any obligation
                  guaranteed hereby or hereby incurred; or

                        (g) any other circumstance whatsoever that might
                  otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4. Rights of Holders

            The Guarantor expressly acknowledges that (i) this Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the Holders; (ii) in the event of the appointment of a Special Representative to, among other things, enforce this Partnership Guarantee, the Special Representative may take possession of this Partnership Guarantee for such purpose; (iii) if no Special Representative has been appointed, the General Partner has the right to enforce this Partnership Guarantee on behalf of the Holders; (iv) the Holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Partnership Guarantee including the giving of directions to the General Partner or the Special Representative, as the case may be; and (v) if the General Partner or Special Representative fails to enforce this Partnership Guarantee after a Holder has made a written request and as above provided, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Partnership Guarantee, without first instituting a legal proceeding against the Issuer or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a guarantee payment, a Holder may


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

directly institute a proceeding against Guarantor to enforce such payment under this Partnership Guarantee.

SECTION 2.5. Guarantee of Payment

            This Partnership Guarantee creates a guarantee of payment and not collection. This Partnership Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer.

SECTION 2.6. Subrogation

            The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Partnership Guarantee provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Partnership Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Partnership Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7. Independent Obligations

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Partnership Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Partnership Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 2.3 hereof.

                                  ARTICLE III
                           LIMITATION OF TRANSACTIONS;
                                  SUBORDINATION

SECTION 3.1. Limitation of Transactions

            So long as any Partnership Preferred Securities remain outstanding, if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment (b) there shall have occurred an Event of Default under the Partnership Agreement or (c) the Guarantor shall be in default with respect to its payment obligations under this Partnership Guarantee, the Trust Preferred Securities Guarantee, the Trust Common Securities Guarantee or any Investment Guarantee then, during such period (i) the Guarantor shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a


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

liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Guarantor or its affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Guarantor shall not make, or permit any Finance Subsidiary to make, any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

SECTION 3.2. Ranking

            (a) This Partnership Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued from time to time by the Guarantor and with any other guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Finance Subsidiary, and (iii) senior to the Guarantor's common stock. Any similar guarantee given hereafter by the Guarantor with respect to Partnership Preferred Securities that is silent as to seniority will rank pari passu with this Partnership Guarantee.

            (b) The holders of obligations of the Guarantor that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of "Senior Indebtedness" under Article Eleven of the Indenture dated as of December 17, 1996 between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank as against holders of the Company Debenture, and the holders of the Partnership Preferred Securities will be subject to all the terms and conditions of such Article Eleven with respect to any claims or rights hereunder with the same effect as though fully set forth herein.


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

                                   ARTICLE IV
                                   TERMINATION

SECTION 4.1. Termination

            This Partnership Guarantee shall terminate and be of no further force and effect, as to the Partnership Preferred Securities, upon full payment of the Redemption Price of all Partnership Preferred Securities, and will terminate completely upon full payment of the amounts payable in accordance with the Partnership Agreement upon liquidation of the Issuer. This Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must, in accordance with Delaware Revised Uniform Limited Partnership Act, restore payment of any sums paid under any Partnership Preferred Securities or this Partnership Guarantee.

                                   ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1. Successors and Assigns

            All guarantees and agreements contained in this Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Partnership Preferred Securities then outstanding.

SECTION 5.2. Amendments

            Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Partnership Guarantee may only be amended with the prior approval of the Holders of not less than a majority in aggregate liquidation preference of all the outstanding Partnership Preferred Securities.

SECTION 5.3. Consolidations and Mergers

            The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation; provided, that in any such case, (i) either the Guarantor shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America thereof and such successor corporation shall expressly assume the due and punctual payment of the Guarantee Payments payable pursuant to Section 5.1 hereof and the due and punctual performance and observance of all of the covenants and conditions of this Partnership Guarantee to be performed by the Guarantor by a separate guarantee satisfactory to the Trust Preferred Guarantee Trustee (as defined in the Trust Preferred Securities Guarantee Agreement dated as of _________ __, 1999),


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

executed and delivered to the Trust Preferred Guarantee Trustee by such corporation, and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

SECTION 5.4. Notices

            Any notice, request or other communication required or permitted to be given hereunder to the Guarantor shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), addressed to the Guarantor, as follows (and if so given, shall be deemed given when mailed):

            Merrill Lynch & Co., Inc.
            World Financial Center
            South Tower
            225 Liberty Street
            New York, New York 10080-6105
            Attention: Treasurer

            Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by the Guarantor in the same manner as notices sent by the Issuer to the Holders.

SECTION 5.5. Benefit

            This Partnership Guarantee is solely for the benefit of the Holders and is not separately transferable from the Partnership Preferred Securities.

SECTION 5.6. Governing Law

            THIS PARTNERSHIP GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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

            THIS PARTNERSHIP GUARANTEE is executed as of the day and year first above written.

                                        MERRILL LYNCH & CO., INC.

                                        By:
                                            -----------------------
                                            Name:  Theresa Lang
                                            Title: Senior Vice President
                                                   and Treasurer


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